UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2013

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XCELMOBILITY INC.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                 Entry Into a Material Definitive Agreement.

          On April 23, 2013, XcelMobility Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) and Registration Rights Agreement (the “Rights Agreement”) with Dutchess Opportunity Fund II, LP, a Delaware limited partnership (“Dutchess”).

Investment Agreement

          Under the terms of the Investment Agreement, Dutchess will purchase, at the Company’s election, up to $2,000,000 of the Company’s registered common stock (the “Shares”). During the term of the Investment Agreement, the Company may at any time deliver a “put notice” to Dutchess thereby requiring Dutchess to purchase up to the lesser of (i) two hundred percent (200%) of the average daily volume of the Common Stock for the three trading days prior to the put notice or (ii) $100,000. Subject to certain restrictions, the purchase price for the Shares shall be equal to ninety-five percent (95%) of the lowest closing bid price for the Company’s common stock during the five-day trading period beginning on the date of delivery of the put notice.

          The number of Shares sold to Dutchess shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Dutchess, would result in Dutchess owning more than 4.99% of all of the Company’s common stock then outstanding. Additionally, Dutchess may not execute any short sales of the Company’s common stock during the term of the Investment Agreement

Rights Agreement

           Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to 6,000,000 of the Shares within sixty days following the date of the Rights Agreement. If at any time all Registrable Securities are not covered by a registration statement, the Company shall file with the SEC one or more additional registration statements to cover such additional Registrable Securities. The Company will not include any other securities on any such registration statement without the prior written consent of Dutchess. The Company is obligated to use all commercially reasonable efforts to keep such registration statements effective until (i) the date on which Dutchess shall have sold all the Registrable Securities, or (ii) the date on which the Company no longer has any right to sell any additional shares of common stock under the Investment Agreement.

           “Registrable Securities” means (i) the shares of common stock issued or issuable pursuant to the Investment Agreement, and (ii) any shares of capital stock issued or issuable with respect to such shares of common stock, if any as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been included in that the registration statement or sold under circumstances meeting all of the application conditions of Rule 144 under the Securities Act of 1933, as amended.

           The foregoing descriptions are qualified in their entirety by reference to the Investment Agreement and Rights Agreement, copies of which appear as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference to this Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01.                 Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit
No.	Description
10.1	Investment Agreement with Dutchess Opportunity Fund II, LP, dated April 23, 2013

10.2	Registration Rights Agreement with Dutchess Opportunity Fund II, LP, dated April 23, 2013

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: April 29, 2013	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer